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                                                                     EXHIBIT 5.1


Piper Rudnick                                                  6225 Smith Avenue
                                                  Baltimore, Maryland 21209-3600
                                              main 410.580.3000 fax 410.580.3001



                                 August 1, 2003


Hanover Capital Mortgage Holdings, Inc.
379 Thornall Street
Edison, New Jersey 08837

Ladies and Gentlemen:

We have acted as counsel to Hanover Capital Mortgage Holdings, Inc., a Maryland corporation (the "Company"), in connection with the preparation of a registration statement on Form S-2 (Registration No. 333-107291) (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the proposed public offering of up to 3,450,000 shares of the Company's common stock, par value $0.01 per share (the "Common Shares").

In this capacity, we have examined the Company's Amended Articles of Incorporation and By-Laws, the proceedings of the Board of Directors of the Company relating to the issuance of the Common Shares and such other documents, instruments and matters of law as we have deemed necessary to the rendering of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies. In addition, as to matters of fact only, we have relied to the extent we deemed such reliance proper, upon certificates and other written statements of public officials and corporate officers of the Company.

Based upon the foregoing, we are of the opinion and advise you that the Common Shares described in the Registration Statement have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the Company's Amended Articles of Incorporation and as described in the Registration Statement, will be duly and validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name as it appears under the caption "Legal Matters". In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Commission promulgated thereunder, or
Item 509 of Regulation S-K.

                                                     Very truly yours,

                                                     /s/ Piper Rudnick LLP




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